THE CHASE INTERMEDIATE TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     Issue
08/05/99  Wal-Mart Stores (WMT) 6.15% Due 08/10/01 Mdy Aa2/S&P AA
Shares       Price         Amount
1,000,000     $99.946   $999,460.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue        Chase Funds
 N/A       0.250%       0.0800%            0.33%

     Broker
Lehman Brothers, Inc.


Underwriters of Wal-Mart Stores (WMT) 6.15% Due 08/10/01 Mdy Aa2/S&P AA

U.S. Underwriters                           Number of Shares
Lehman Brothers, Inc.                           625,000,000
Banc of America Securities LLC                  381,250,000
Banc One Capital Markets                         81,250,000
Chase Securities, Inc.                           37,500,000
Salomon Smith Barney, Inc.                       37,500,000
TD Securities                                    37,500,000
Wachovia Securities Inc.                         37,500,000
Williams Capital Group LP                        12,500,000
			Total                 1,250,000,000



THE CHASE INTERMEDIATE TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     Issue
10/21/99  Ford Motor Credit Co. (F) 7.375% Due 10/28/09 Mdy A1/S&P A
Shares       Price         Amount
1,000,000     $99.812   $998,120.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue        Chase Funds
 N/A       0.425%       0.0200%            0.02%

     Broker
Morgan Stanley Dean Witter & Co.


Underwriters of Ford Motor Credit Co. (F) 7.375% Due 10/28/09 Mdy A1/S&P A

U.S. Underwriters                           Number of Shares
Banc of America Securities LLC                2,125,000,000
Morgan Stanley Dean Witter & Co.              2,125,000,000
Bear Stearns & Co., Inc.                         93,750,000
Chase Securities, Inc.                           93,750,000
Deutsche Bank Securities Inc.                    93,750,000
Goldman Sachs & Co.                              93,750,000
Lehman Brothers, Inc.                            93,750,000
Merrill Lynch Pierce, Fenner & Smith             93,750,000
Salomon Smith Barney, Inc.                       93,750,000
Warburg Dillon Read                              93,750,000
			Total                 5,000,000,000



THE CHASE INTERMEDIATE TERM BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     Issue
10/26/99  US West Communications (USW) 7.2% Due 11/01/04 Mdy A2/S&P
A+ (144A)
Shares       Price         Amount
600,000      $99.810     $598,860.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue        Chase Funds
 N/A       0.350%       0.0800%            0.08%

     Broker
Salomon Smith Barney, Inc.


Underwriters of US West Communications (USW) 7.2% Due 11/01/04 Mdy A2/S&P A+ (144A)

U.S. Underwriters                           Number of Shares
Salomon Smith Barney, Inc.
ABN AMRO
Banc of America Securities LLC
Chase Securities, Inc.

			Total                    750,000,000